UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

October 24, 2008

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

     [ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement.

On October 24, 2008, the Board of Directors of Pro-Dex, Inc. (the “Company”) approved a standard form of indemnification agreement to be entered into with each director and certain officers of the Company, including all named executive officers.  The indemnification agreement will supersede and replace any indemnification agreements previously entered into between the Company and the directors and officers.

The indemnification agreement requires the Company, among other things, to indemnify each indemnitee to the fullest extent permitted by law for certain expenses incurred in a proceeding arising out of indemnitee’s service to the Company.  The indemnification agreement also provides for the advancement of such expenses to the indemnitee by the Company.  The foregoing is qualified in its entirety by reference to the form of indemnification agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 10.1    Form of Indemnification Agreement.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2008	PRO-DEX, Inc (Registrant).

By: /s/ Mark P. Murphy
Mark P. Murphy
Chief Executive Officer

INDEX TO EXHIBITS

   Exhibit

  Number        Description

10.1                      Form of Indemnification Agreement.